SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

                Date of Report (Date of earliest event reported)
                                January 26, 2004

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                       333-33078                31-1103425
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
   of Incorporation or                                       Identification No.)
     Organization)

    5966 La Place Court
    Carlsbad, California                                            92008
(Address of Principal                                            (Zip Code)
  Executive Offices)

                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)


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ITEM 5. OTHER EVENTS

     On January 26, 2004, we entered into a placement agency agreement with Roth Capital Partners, LLC with respect to the offer and sale of up to 3,943,661 shares of common stock, par value $0.005 per share, to selected investors, which is expected to result in net proceeds of approximately $13,000,000, after we pay expenses of the offering, including placement agent fees and expenses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 1.1 Placement Agency Agreement, dated January 26, 2004, by and between Roth Capital Partners, LLC and the Registrant.

 4.1 Form of Common Stock Warrant by and between Roth Capital Partners, LLC and the Registrant.

 5.1 Opinion of O'Melveny & Myers LLP as to the validity of the shares.

23.1 Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NTN COMMUNICATIONS, INC.



                                           By:  /s/ James B. Frakes
                                              ----------------------------------
                                                  James B. Frakes
                                                  Chief Financial Officer

Date:  January 29, 2004